Rule 424(b)(2)
                                                     Registration No. 333-75723


PRICING SUPPLEMENT NO. 32 dated July 31, 2000
to Prospectus Supplement dated April 30, 1999 and Prospectus dated April 30, 1999.

                                 LEHMAN BROTHERS HOLDINGS INC.
                                  Medium-Term Notes, Series F
             Due Nine Months or More From the Date of Issue
                                               (Floating Rate)

Cusip No.:                                     52517PRG8

Principal Amount:               $150,000,000

Price to Public:                               100.00%

Agent's Commission:             0.350%

Original Issue Date:            08/03/00

Initial Interest
Rate Per Annum:                 3 Month LIBOR, Telerate p. 3750, posted on
                                08/01/00

Spread:                                        +.40%

Index Maturity:                                Quarterly

Interest Payment Period:        Quarterly

Interest Reset Period:          Quarterly

Interest Reset Dates:           Same as Interest Payment Dates

Interest Payment Dates:         Quarterly on the 1st, commencing on 11/01/00,
                                subject to modified business day
                                convention.

Interest Determination          Two London business days prior to each
Dates:                          Interest Reset Date.

Maturity Date:                                 08/01/03

Authorized Denomination:        $1,000 or any larger whole multiple.

Lehman Brothers Holdings Inc.

By:/s/John_Buckley
Name: John Buckley
Title: Assistant Vice President